ANNUAL MEETING RESULTS
An annual meeting of the funds shareholders was held on June 17, 2013 for ASP, BSP, CSP, and SLA. Each matter voted upon at the meeting, as well as the number of votes cast for, against or withheld, the number of abstentions, and the number of broker non-votes (if any) with respect to such matters, are set forth below.
(1) Each funds shareholders elected the
following five directors:

ASP
			Shares		Shares Withholding
			Voted For  	Authority to Vote
Roger A. Gibson......... 3,108,862 	223,646
John P. Kayser.......... 3,107,374	225,134
Leonard W. Kedrowski.... 3,105,983 	226,525
Richard K. Riederer..... 3,107,374 	225,134
James M. Wade........... 3,107,374 	225,134


BSP
			Shares		Shares Withholding
			Voted For  	Authority to Vote
Roger A. Gibson......... 11,714,077 	1,391,645
John P. Kayser.......... 11,774,086 	1,331,636
Leonard W. Kedrowski.... 11,711,458 	1,394,264
Richard K. Riederer..... 11,734,840 	1,370,882
James M. Wade........... 11,713,737 	1,391,985


CSP
			Shares		Shares Withholding
			Voted For  	Authority to Vote
Roger A. Gibson......... 11,925,338 	7,149,964
John P. Kayser.......... 11,936,270 	7,139,032
Leonard W. Kedrowski.... 11,921,074 	7,154,228
Richard K. Riederer..... 11,923,019 	7,152,283
James M. Wade........... 11,928,722 	7,146,580


SLA
			Shares		Shares Withholding
			Voted For  	Authority to Vote
Roger A. Gibson......... 8,624,604 	290,580
John P. Kayser.......... 8,630,180 	285,004
Leonard W. Kedrowski.... 8,627,877 	287,307
Richard K. Riederer..... 8,627,094 	288,090
James M. Wade........... 8,629,719 	285,465




(2) Each funds shareholders ratified the selection by the funds board of directors of Ernst & Young LLP as the independent registered public accounting firm for the funds for the fiscal period ending August 31, 2013. The following votes were cast regarding this matter:

	    Shares 	 Shares
	    Voted 	 Voted			 Broker
Fund	    For  	 Against   Abstenstions	 Non-Votes
ASP........  3,246,503 	  65,665    20,340 	 0
BSP........ 12,884,144   123,749    97,829 	 0
CSP........ 18,807,562 	 163,972   103,768 	 0
SLA........  8,761,108 	  73,744    80,332 	 0